Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS SECOND QUARTER FINANCIAL RESULTS

Continued Growth in Metro Service Provider Market

SANTA CLARA, Calif.; Jan. 28, 2009 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its second quarter ended December 28, 2008. For the quarter, net revenue was $87.5 million, compared to $92.5 million in the year-ago quarter.

Net income on a GAAP basis was $2.5 million or $0.03 per diluted share. That compares to the year-ago net income of $4.1 million or $0.04 per diluted share.

Excluding stock-based compensation charges, non-GAAP net income for the second fiscal quarter of 2009 was $3.5 million or $0.04 per diluted share, which compares to non-GAAP net income of $5.5 million or $0.05 per diluted share in the year-ago quarter. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

“Our focus on high performance, cost-effective network solutions in the enterprise and carrier markets positions us well to deliver on the promise of converged networks in an economy where customers are demanding the greatest return on their investment,” said Mark Canepa, president and CEO of Extreme Networks.

For the second fiscal quarter of 2009, revenues in North America (U.S., Canada, and Central America) were $33.4 million, revenues in EMEA (Europe, Middle East, Africa, and South America) were $42.2 million, and revenues in APAC (Asia Pacific and Japan) were $11.9 million. That compares to the year-ago revenues of $40.5 million in North America, $35.7 million in EMEA, and $16.3 million in APAC.

During the quarter, cash and investments increased by $0.9 million from the first fiscal quarter of 2009.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast and replay of the call will be available at http://investor.extremenetworks.com/. Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income. In preparing our non-GAAP information, we have excluded, where applicable, stock compensation (a non-cash charge). Because of the non-cash nature of this charge, we believe that excluding it provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charge in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the fiscal quarter ended December 30, 2007 and December 28, 2008, which are adjusted to exclude share-based compensation expense for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet networks that support data, voice and video for enterprises and service providers. The company’s network solutions feature high performance and high availability switching that deliver insight and control enabling customers to solve their real-world business communications challenges. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and service provider Ethernet transport solutions that are complemented by a global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding acceptance of the Company’s newer products in the market and its expectations regarding its products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the Company’s products and services; a highly competitive business environment for network switching equipment; its effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 28, 2008	June 29, 2008
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$34,318	$70,370
Short-term investments	11,188	42,922
Accounts receivable, net	44,285	64,417
Inventories, net	22,275	13,942
Deferred income taxes	287	254
Prepaid expenses and other current assets, net	5,023	4,654

Total current assets	117,376	196,559
Property and equipment, net	43,843	43,348
Marketable securities	98,013	112,380
Other assets, net	14,033	13,474

Total assets	$273,265	$365,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,722	$16,921
Accrued compensation and benefits	13,013	18,956
Restructuring liabilities	2,847	2,612
Accrued warranty	3,516	4,824
Deferred revenue, net	32,411	31,284
Deferred revenue, net of cost of sales to distributors	15,220	14,138
Other accrued liabilities	24,056	27,728

Total current liabilities	118,785	116,463
Restructuring liabilities, less current portion	5,213	6,777
Deferred revenue, less current portion	8,079	9,006
Deferred income taxes	503	403
Other long-term liabilities	795	1,058
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 128,108,535 issued at December 28, 2008 (127,358,570 June 29, 2008) and capital in excess of par value	946,286	943,283
Treasury stock, 39,625,305 shares at December 28, 2008 (11,053,877 June 29, 2008)	(149,665)	(48,303)
Accumulated other comprehensive income (loss)	1,367	(723)
Accumulated deficit	(658,098)	(662,203)

Total stockholders’ equity	139,890	232,054

Total liabilities and stockholders’ equity	$273,265	$365,761

(1)	The information in this column is derived from the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended June 29, 2008.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Net revenues:
Product	$72,580	$77,427	$146,929	$151,572
Service	14,968	15,103	30,145	29,920

Total net revenues	87,548	92,530	177,074	181,492

Cost of revenues:
Product	31,411	31,039	61,544	62,295
Service	7,446	8,511	15,407	17,121

Total cost of revenues	38,857	39,550	76,951	79,416

Gross profit:
Product	41,169	46,388	85,385	89,277
Service	7,522	6,592	14,738	12,799

Total gross profit	48,691	52,980	100,123	102,076

Operating expenses:
Sales and marketing	25,776	25,050	51,633	49,588
Research and development	13,924	17,154	30,529	33,645
General and administrative	7,412	8,592	15,851	15,115

Total operating expenses	47,112	50,796	98,013	98,348

Operating income	1,580	2,184	2,110	3,728
Interest income	870	2,860	2,293	5,633
Interest expense	(19)	(21)	(69)	(41)
Other income / (expense), net	768	(249)	1,316	(491)

Income before income taxes	3,199	4,774	5,650	8,829
Provision for income taxes	733	638	1,546	1,060

Net Income	$2,466	$4,136	$4,104	$7,769

Basic and diluted net income per share:
Net income per share - basic	0.03	0.04	0.04	0.07
Net income per share - diluted	0.03	0.04	0.04	0.07
Shares used in per share calculation - basic	88,323	114,530	99,823	114,217
Shares used in per share calculation - diluted	88,363	115,725	99,925	115,498

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended
	December 28, 2008	December 30, 2007
Cash flows from operating activities:
Net income	$4,105	$7,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,745	3,707
(Gain) loss on value of option to put securities	(6,778)	—
Mark to market, trading loss (gain)	6,778	—
Provision for doubtful accounts	(56)	265
Provision for excess and obsolete inventory	819	1,324
Deferred income taxes	68	(240)
Amortization of warrant	—	1,349
(Loss) on retirement of assets	94	(7)
Stock-based compensation	1,396	2,429
Changes in operating assets and liabilities, net
Accounts receivable	20,188	(6,709)
Inventories	(9,157)	2,533
Prepaid expenses and other assets	(928)	2,830
Accounts payable	10,801	(4,926)
Accrued compensation and benefits	(5,943)	3,241
Restructuring liabilities	(1,329)	(4,182)
Accrued warranty	(1,307)	(474)
Deferred revenue, net	200	(21,972)
Deferred revenue, net of cost of sales to distributors	1,082	22,361
Other accrued liabilities	(4,970)	(27)

Net cash provided by operating activities	17,808	9,271

Cash flows provided by (used in) investing activities:
Capital expenditures	(3,334)	(2,068)
Purchases of investments	(25,166)	(171,393)
Proceeds from maturities of investments and marketable securities	28,164	76,247
Proceeds from sales of investments and marketable securities	46,225	59,679

Net cash provided by (used in) investing activities	45,889	(37,535)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of common stock	1,614	2,733
Repurchase of common stock, including expenses	(101,363)	—

Net cash (used in) provided by financing activities	(99,749)	2,733

Net decrease in cash and cash equivalents	(36,052)	(25,531)

Cash and cash equivalents at beginning of period	70,370	71,573
Cash and cash equivalents at end of period	$34,318	$46,042

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 28, 2008	December 30, 2007
Net income - GAAP Basis	$2,466	$4,136

Non-GAAP adjustments
Stock-based compensation expense	$1,004	$1,407

Total non-GAAP adjustments	$1,004	$1,407

Net income - Non-GAAP Basis	$3,470	$5,543

Non-GAAP adjustments
Cost of product revenue	$75	$122
Cost of service revenue	61	65
Sales and marketing	328	410
Research and development	311	398
General and administrative	229	412

Total non-GAAP adjustments	$1,004	1,407